UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 6, 2024

Crescent Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-41132	87-1133610
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Travis Street, Suite 7200
Houston, Texas 77002
(address of principal executive offices) (zip code)
(713) 337-4600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.0001 per share	CRGY	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition.
As reported in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) by Crescent Energy Company (the “Company”) on July 10, 2023, as amended on a Form 8-K/A filed with the SEC on September 6, 2023, on July 3, 2023, the Company consummated the acquisition contemplated by the Purchase and Sale Agreement (the “Purchase Agreement”) dated as of May 2, 2023, by and among Javelin EF L.P. (the “Purchaser”), a subsidiary of the Company, Mesquite Comanche Holdings, LLC (“Comanche Holdings”) and SN EF Maverick, LLC (“SN EF Maverick,” and collectively with Comanche Holdings, the “Seller”), pursuant to which the Purchaser agreed to acquire from the Seller certain interests in oil and gas properties, rights and related assets (such assets, the “Western Eagle Ford Assets,” and such transactions contemplated by the Purchase Agreement, collectively, the “Western Eagle Ford Acquisition”).
This Current Report on Form 8-K provides a pro forma statement of operations of the Company, as described in Item 9.01 below and which is incorporated into this Item 2.02 by reference, giving effect to the Western Eagle Ford Acquisition as if it has been consummated on January 1, 2023. This Current Report on Form 8-K should be read in connection with the Company’s July 10 and September 6 filings referenced above, which together provide a more complete description of the Western Eagle Ford Acquisition.
In addition, to the extent required, the information contained in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 2.02 by reference.
The information contained in this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.
Item 7.01.    Regulation FD Disclosure.
The information contained in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 7.01 by reference.
The information contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.
Item 8.01.    Other Events.
On March 6, 2024, the Company provided certain updates to potential investors, the relevant excerpts of which are set forth below.
*****
Our reserves are generally long-lived and characterized by relatively low production decline rates, affording us significant capital flexibility and an ability to efficiently hedge material quantities of future expected production. Based on forecasts used in our reserve report, our PDP reserves as of December 31, 2023 have estimated average five-year and ten-year annual decline rates of approximately 13% and approximately 12%, respectively, and an estimated 2024 PDP decline rate of approximately 19%. As a result of this overall low decline profile, we require relatively minimal capital expenditures to maintain our production and cash flows, while supporting our dividend policy. Our properties located in the Eagle Ford and Rockies represent approximately 76% of our proved reserves as of December 31, 2023, and provide us with diversification from both a regional location and commodity price perspective, which provides us certain downside protection as it relates to commodity-specific pressures, isolated infrastructure constraints or severe weather events. Our net proved standardized measure totaled $5.3 billion as of December 31, 2023. The table below illustrates the aggregate reserve volumes associated with our proved assets as of December 31, 2023.

Operating Area	Net Proved Reserves(1)	% Oil & Liquids(1)	Net PD Reserves(1)	2023 Total Net Production	SEC(1) Net PD PV-10(1)(2)	NYMEX(3) Net PD PV-10(1)(2)
	(MMBoe)		(MMBoe)	(MBoe)	(MM)	(MM)
Eagle Ford	231	73%	187	16,191	$2,175	$2,263
Rockies	434	62%	121	23,051	1,313	$1,525
Other(4)	661	49%	128	15,291	887	$790
Total	1,326	64%	436	54,533	$4,375	$4,578
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(1)Our reserves and PV-10 were determined using average first-day-of-the-month prices for the prior 12 months in accordance with guidance from the SEC. For oil and NGL volumes, the average WTI posted price of $78.22 per barrel as of December 31, 2023, was adjusted for items such as gravity, quality, local conditions, gathering, transportation fees and distance from market. For natural gas volumes, the average Henry Hub Index spot price of $2.64 per MMBtu as of December 31, 2023, was similarly adjusted for items such as quality, local conditions, gathering, transportation fees and distance from market. All prices are held constant throughout the lives of the properties. The average adjusted product prices over the remaining lives of the properties are $74.71 per barrel of oil, $2.36 per Mcf of natural gas and $27.33 per barrel of NGLs.
(2)Reflects the net proved and net PD present values reflected in our proved reserve estimates as of December 31, 2023. PV-10 is not a financial measure prepared in accordance with GAAP because it does not include the effects of income taxes on future revenues.
(3)Our NYMEX reserves and PV-10 were determined using index prices for oil and natural gas, respectively, without giving effect to derivative transactions and were calculated based on settlement prices to better reflect the market expectations as of that date, as adjusted for our estimates of quality, transportation fees, and market differentials. The NYMEX reserves calculations are based on NYMEX futures pricing at closing on January 31, 2024 for oil and natural gas. The average adjusted product prices over the remaining lives of the properties are $62.88 per barrel of oil, $3.30 per Mcf of natural gas and $22.83 per barrel of NGLs as of January 31, 2024 for Crescent Energy Company. We believe that the use of forward prices provides investors with additional useful information about our reserves, as the forward prices are based on the market’s forward-looking expectations of oil and natural gas prices as of a certain date, although we caution investors that this information should be viewed as a helpful alternative, not a substitute, for the data presented based on SEC pricing.
(4)Includes working interest properties located in Mid-Con, Barnett, California and Permian as well as diversified minerals.
*****
As of December 31, 2023, we have identified 255 net locations as PUD drilling locations. The majority of these locations are on acreage that is held by production and, accordingly, we have limited near term lease obligations, providing us significant flexibility and valuable optionality to reinvest through development over time when asset level returns are strong. This allows us to react quickly to commodity price fluctuations.
*****
Commodity Hedging Program
A key tenet of our focused risk management effort is an active economic hedging strategy to mitigate near-term price volatility while maintaining long-term exposure to underlying commodity prices. Our hedging program limits our near-term exposure to product price volatility and allows us to protect the balance sheet and corporate returns through commodity cycles and return capital to investors. Future transactions may include price swaps whereby we will receive a fixed price for our production and pay a variable market price to the contract counterparty. Additionally, we may enter into collars, whereby we receive the excess, if any, of the fixed floor over the floating rate or pay the excess, if any of the floating rate over the fixed ceiling. As of January 31, 2024, our derivative portfolio had an aggregate notional value of approximately $1.6 billion. We determine the fair value of our oil and natural gas commodity derivatives using valuation techniques that utilize market quotes and pricing analysis. Inputs include publicly available prices and forward price curves generated from a compilation of data gathered from third parties.

The following table details our net volume positions by commodity as of January 31, 2024.

Production Period	Volumes	Weighted Average Fixed Price
	(in thousands)
Crude oil swaps (Bbls):
WTI
2024	10,669	$67.75
Brent
2024	244	$69.24
Crude oil collars – WTI (Bbls):
2024	3,588	$64.62	—	$79.54
2025(1)	1,460	$60.00	—	$85.00
Crude oil collars – Brent (Bbls):
2024	110	$65.00	—	$100.00
2025	365	$65.00	—	$91.61
Natural gas swaps (MMBtu):
2024	37,599	$3.69
Natural gas collars (MMBtu):
2024	16,750	$3.38	—	$4.56
2025	58,765	$3.00	—	$6.03
Crude oil basis swaps (Bbls):
2024	6,243	$1.49
Natural gas basis swaps (MMBtu):
2024	31,214	$(0.12)
2025	5,037	$0.32
Calendar Month Average ("CMA") roll swaps (Bbls):
2024	6,248	$0.36
Total
_________________
(1)Represents outstanding crude oil collar options exercisable by the counterparty until December 16, 2024.
*****
2024 Guidance Outlook
Crescent’s 2024 outlook is in-line with the Company’s historical focus on generating significant free cash flow, exercising prudent risk management and delivering attractive returns on investment. As a result of our ongoing evaluation of year-to-date performance, we announced that our average net daily production for the year ended December 31, 2024 is estimated to range from approximately 155 to 160 MBoe/d, which represents a 6% increase relative to 2023. Our total capital expenditures (excluding acquisitions) for the year ending December 31, 2024 is estimated to range from approximately $550 million to $625 million, which is consistent with our 2023 program and supported by a 2-3 rig development program. Maintaining capital expenditures at 2023 levels while projecting year-over-year production growth is supported by increased efficiencies from the Company’s operations. This forward-looking guidance represents our management’s estimates as of the date hereof, is based upon a number of assumptions that are inherently uncertain and is subject to numerous business, economic, competitive, financial and regulatory risks, including the risks described under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2023.

Summary reserve data based on NYMEX pricing
The following table provides our historical reserves, PV-0 and PV-10 as of December 31, 2023 for Crescent Energy Company using NYMEX pricing. We have included this reserve sensitivity in order to provide an additional method of presentation of the fair value of our assets and the cash flows that we expect to generate from those assets based on the market’s forward-looking pricing expectations as of January 31, 2024. We believe that the use of forward prices provides investors with additional useful information about our reserves, as the forward prices are based on the market’s forward-looking expectations of oil and natural gas prices as of a certain date, although we caution investors that this information should be viewed as a helpful alternative, not a substitute, for the data presented based on SEC pricing. In addition, we believe strip pricing provides relevant and useful information because it is widely used by investors in our industry as a basis for comparing the relative size and value of our proved reserves to our peers and in particular addresses the impact of differentials compared with our peers. Our estimated historical reserves, PV-0 and PV-10 based on NYMEX pricing, were otherwise prepared on the same basis as our estimations based on SEC pricing reserves for the comparable period. Reserve estimates using NYMEX pricing are calculated using the internal systems of our management and have not been prepared or audited by an independent, third-party reserve engineer, but otherwise contain the same parameters, except for price and minor system differences.

Crescent Energy Company
As of December 31, 2023(1)
Net Proved Reserves:
Oil (MBbls)	235,776
Natural gas (MMcf)	1,381,025
NGLs (MBbls)	102,908
Total Proved Reserves (MBoe)	568,856
PV-0 (millions) (2)	$7,630
PV-10 (millions) (2)	$4,578
Net Proved Developed Reserves:
Oil (MBbls)	162,947
Natural gas (MMcf)	1,238,762
NGLs (MBbls)	88,779
Total Proved Developed Reserves (MBoe)	458,187
PV-0 (millions) (2)	$5,766
PV-10 (millions) (2)	$3,804
Net Proved Undeveloped Reserves:
Oil (MBbls)	72,829
Natural gas (MMcf)	142,263
NGLs (MBbls)	14,129
Total Proved Undeveloped Reserves (MBoe)	110,669
PV-0 (millions) (2)	$1,864
PV-10 (millions) (2)	$774
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(1)Our NYMEX reserves, PV-0 and PV-10 were determined using NYMEX pricing, without giving effect to derivative transactions and were calculated based on settlement prices to better reflect the market expectations as of that date, as adjusted for our estimates of quality, transportation fees, and market differentials. The NYMEX reserves calculations are based on NYMEX pricing at closing on January 31, 2024 for oil and natural gas. The average adjusted product prices over the remaining lives of the properties are $62.88 per barrel of oil, $3.30 per Mcf of natural gas and $22.83 per barrel of NGLs as of January 31, 2024 for Crescent Energy Company. We believe that the use of forward prices provides investors with additional useful information about our reserves, as the forward prices are based on the market’s forward-looking expectations of oil and natural gas prices as of a certain date, although we caution investors that this information should be viewed as a helpful alternative, not as a substitute, for the data presented based on SEC pricing.

(2)Present value (discounted at PV-0 and PV-10) is not a financial measure calculated in accordance with GAAP because it does not include the effects of income taxes on future net revenues. Neither PV-0 nor PV-10 represent an estimate of the fair market value of our oil and natural gas properties. Our PV-0 measurement does not provide a discount rate to estimated future cash flows. PV-0 therefore does not reflect the risk associated with future cash flow projections like PV-10 does. PV-0 should therefore only be evaluated in connection with an evaluation of our PV-10 of discounted future net cash flows. We believe that the presentation of PV-0 and PV-10 is relevant and useful to our investors about the future net cash flows of our reserves in the absence of a comparable measure such as standardized measure. We and others in our industry use PV-0 and PV-10 as a measure to compare the relative size and value of proved reserves held by companies without regard to the specific tax characteristics of such entities. Investors should be cautioned that neither of PV-0 and PV-10 represent an estimate of the fair market value of our proved reserves. GAAP does not prescribe any corresponding measure for PV-10 of reserves based on pricing other than SEC pricing. As a result, it is not practicable for us to reconcile our PV-10 using NYMEX pricing to standardized measure as determined in accordance with GAAP.
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Pro Forma Financial Statements
This Current Report on Form 8-K provides a pro forma statement of operations, as described in Item 9.01 below, which is incorporated into this Item 8.01 by reference.
Item 9.01.    Financial Statements and Exhibits.
(b)Pro Forma Financial Information
The following unaudited pro forma condensed combined financial information of the Company, giving effect to the Western Eagle Ford Acquisition, attached as Exhibit 99.1 hereto:
•Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2023; and
•Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.
(d)Exhibits

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2023
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT ENERGY COMPANY
Date: March 6, 2024
	By:	/s/ Bo Shi
	Name:	Bo Shi
	Title:	General Counsel